                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: MARCH 2001


DISTRIBUTION DATE:
                     04/20/01


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                          Per $1,000 of Original
                                                                                                               Class A/Class B
                                                                                                                   Amounts
                                                                                                        ----------------------------
      (i)       Principal Distribution
                ---------------------
                     Class A-1                                                          $          0.00             $ 0.000000
                     Class A-2                                                          $          0.00             $ 0.000000
                     Class A-3                                                          $ 30,148,820.31             $68.520046
                     Class A-4                                                          $          0.00             $ 0.000000
                     Class B Amount                                                     $          0.00             $ 0.000000

     (ii)       Interest Distribution
                     Class A-1                                                          $          0.00             $ 0.000000
                     Class A-2                                                          $          0.00             $ 0.000000
                     Class A-3                                                          $    663,343.71             $ 1.507599
                     Class A-4                                                          $  1,051,830.00             $ 4.350000
                     Class B Amount                                                     $    382,415.48             $ 4.683333

    (iii)       Monthly Servicing Fee                                                   $    398,100.44
                ---------------------
                     Monthly Supplemental Servicing Fee                                 $          0.00

     (iv)       Class A-1 Principal Balance (end of Collection Period)                  $          0.00
                Class A-1 Pool Factor (end of Collection Period)                               0.000000%
                Class A-2 Principal Balance (end of Collection Period)                  $          0.00
                Class A-2 Pool Factor (end of Collection Period)                               0.000000%
                Class A-3 Principal Balance (end of Collection Period)                  $124,117,159.49
                Class A-3 Pool Factor (end of Collection Period)                             28.2084453%
                Class A-4 Principal Balance (end of Collection Period)                  $241,800,000.00
                Class A-4 Pool Factor (end of Collection Period)                             100.000000%
                Class B Principal Balance (end of Collection Period)                    $ 81,654,551.40
                Class B Pool Factor (end of Collection Period)                               100.000000%

      (v)       Pool Balance (end of Collection Period)                                 $447,571,710.89

     (vi)       Interest Carryover Shortfall
                     Class A-1                                                          $          0.00             $ 0.000000
                     Class A-2                                                          $          0.00             $ 0.000000
                     Class A-3                                                          $          0.00             $ 0.000000
                     Class A-4                                                          $          0.00             $ 0.000000
                     Class B                                                            $          0.00             $ 0.000000
                Principal Carryover Shortfall
                     Class A-1                                                          $          0.00             $ 0.000000
                     Class A-2                                                          $          0.00             $ 0.000000
                     Class A-3                                                          $          0.00             $ 0.000000
                     Class A-4                                                          $          0.00             $ 0.000000
                     Class B                                                            $          0.00             $ 0.000000


    (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                     $ 37,675,371.39
                     Class B Amount                                                     $          0.00

   (viii)       Aggregate Purchase Amount of Receivables repurchased by the Seller
                                        or the Servicer                                 $ 32,950,522.77
